Exhibit 21.1

List of Subsidiaries of Golden Telecom, Inc.

COMPANY	JURISDICTION
Golden Telecom Group, Inc.	Delaware
SFMT-CIS, Inc.	Delaware
GTS Finance, Inc.	Delaware
GTS Ukrainian TeleSystems LLC	Delaware
GTS Mobile Services, Inc.	Delaware
Golden TeleServices, Inc.	Delaware
SFMT-Rusnet, Inc.	Delaware
CellUkraine Ltd.	Delaware
Golden Holdings, Inc.	Delaware
ROL Holdings Ltd.	Cyprus
Agama Ltd.	Cyprus
GTS-Vox Ltd.	England & Wales
Golden Telecom Limited	British Virgin Islands
ST HOLDINGS, s.r.o.	Czech Republic
Antel Rascom Limited	British Virgin Islands
Fortland Limited	British Virgin Islands
Prunescom Ltd.	British Virgin Islands
EDN Sovintel LLC	Russia
ZAO “TeleRoss-Vladivostok”	Russia
ZAO “TeleRoss-Novosibirsk”	Russia
ZAO “TeleRoss-Tyumen”	Russia
ZAO “TeleRoss-Kubanelectrosvyaz”	Russia
ZAO “TeleRoss-Ekaterinburg”	Russia
ZAO “TeleRoss-Voronezh”	Russia
ZAO “TeleRoss-Volgograd”	Russia
ZAO “TeleRoss-Samara”	Russia
ZAO “Samara Telecom”	Russia
OOO “Agency of Business Communication”	Russia
OOO “Informtechnology”	Russia
OOO “Vitus”	Russia
OOO “Alkar”	Russia
OOO “Satel Centr”	Russia
ZAO “Direct Net”	Russia
OAO “Satcom-Tel”	Russia
ZAO “First Telecommunications Company”	Russia

COMPANY	JURISDICTION
ZAO “Cityline”	Russia
ZAO “Cortec”	Russia
ZAO “Kabelstroy”	Russia
ZAO “Investelectrosvyaz”	Russia
OOO “CKN”	Russia
OOO “NTT”	Russia
ZAO “WestBalt Telecom”	Russia
ZAO “Comincom-Chernozemiye”	Russia
OOO “Sakhalin-Telecom Limited”	Russia
ZAO “Rascom”	Russia
OOO “Dicom”	Russia
ZAO “Tatintelcom”	Russia
OOO “RusTeleNet”	Russia
ZAO “Golden ISP”	Russia
ZAO “Sochitelecom”	Russia
OOO “Kubtelecom”	Russia
OOO “Spectr”	Russia
ZAO “Kubintersvyaz”	Russia
OOO “Kolangon-Optim”	Russia
OOO “ElcomLine”	Russia
OOO” Dial-Impex”	Russia
OOO “Intervest”	Russia
OOO “Mediainfrom”	Russia
OOO “Prime Time”	Russia
OOO “Aston”	Russia
ZAO “Bryansktel”	Russia
OOO “Bryanskintel”	Russia
OOO “Golden Telecom”	Ukraine
OOO “Invest Holding”	Ukraine
OOO “TTK Ivano-Frankovsk”	Ukraine
OOO “S-Line”	Ukraine
TOO “Golden Fiber”	Ukraine
TOO “SA-Telcom”	Kazakhstan
OOO “Joint Venture Buzton”	Uzbekistan